Exhibit 99.1

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Aug. 5, 2025

Duke Energy partners with Brookfield to secure investment in Duke Energy Florida, expands capital plan to $87 billion

●	Brookfield invests in a 19.7% non-controlling equity interest in Duke Energy Florida for $6 billion

●	Partnership supports $4 billion increase in Duke Energy Florida’s five-year capital plan aimed at enhancing company's ability to meet customers' rapidly growing and evolving energy demands

●	Attractive valuation and efficient form of financing enables 100 basis point increase in Duke Energy’s long-term FFO/Debt target to 15%, supports 5% to 7% EPS growth rate through 2029

●	Duke Energy to remain majority owner and operator of DEF; no changes to workforce, operations or Florida leadership team

CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced it has entered into a definitive agreement for Brookfield, through its Super-Core Infrastructure strategy, to hold a 19.7% indirect equity interest in Duke Energy Florida for an aggregate amount of $6 billion. Brookfield is a leading infrastructure investor, with over $200 billion in assets under management across the utilities, transport, midstream and data sectors.

The all-cash transaction is an attractive and efficient form of financing. The investment supports Duke Energy’s ability to serve customers in its fast-growing electric and gas utilities, strengthens its balance sheet and funds ongoing capital needs associated with its energy modernization strategy.

The investment represents a significant premium to Duke Energy's current public equity valuation. Two billion dollars of the proceeds from the transaction will fund Duke Energy’s increased $87 billion, five-year capital plan and $4 billion will be used to displace holding company debt.

“For more than a century, we’ve had the privilege of serving extraordinary Florida communities, which are now some of the most dynamic and fastest growing in the nation,” said Harry Sideris, president and chief executive officer. “We’re pleased to have Brookfield, a highly regarded infrastructure investor, as a long-term partner in Duke Energy Florida. This significant transaction at a compelling valuation best positions Duke Energy to unlock additional capital investments in Duke Energy Florida during this unprecedented growth period. It also materially strengthens Duke Energy’s overall credit profile, which in turn enables us to invest in our energy modernization plans across our entire footprint – all while helping keep prices as low as possible for our customers.”

“We are delighted to partner with Duke Energy in a critical business and premier regulated utility like Duke Energy Florida through Brookfield’s Super-Core Infrastructure strategy. We look forward to supporting the continued growth of Duke Energy Florida’s regulated asset base and, accordingly, ensuring excellent service delivery for its customers,” said Sam Pollock, chief executive officer of Brookfield’s infrastructure group. “This transaction underscores our patient strategy of partnering with leading corporates and investing in essential infrastructure assets that underpin economic growth, and that generate stable long-term cash flows across market cycles.”

“Duke Energy Florida is a vertically integrated electric utility company providing critical services to 2 million customers across central and western Florida. The $4 billion increase in Duke Energy Florida’s five-year capital plan takes total investment in the state to over $16 billion through 2029. This plan is underpinned by grid modernization and resiliency initiatives, as well as generation capacity enhancements to support the dynamic service territory and expanding customer base.

“Duke Energy’s commitment to our customers and communities is unwavering, driving us to continuously find innovative ways to meet the moment for our customers. This exciting partnership allows us to do just that,” said Melissa Seixas, Duke Energy Florida state president. “This partnership will create value for all of our communities as we invest in generation, transmission and distribution enhancements that increase reliability, maintain affordability and support future economic development in our state.”

Transaction structure

Brookfield will invest in Florida Progress, which owns all of Duke Energy Florida. Brookfield will acquire its indirect equity interest in Duke Energy Florida in phases, with Florida Progress receiving $2.8 billion at the first closing expected to occur in early 2026 and another $200 million by the end of 2026. An additional $2 billion will be received in 2027 and the remaining $1 billion will be received in 2028. Brookfield has the option to fund the total $6 billion investment sooner.

Duke Energy will retain an 80.3% interest in the business and will continue to operate Duke Energy Florida with its best-in-class workforce. Brookfield will receive certain rights commensurate with its ownership interest.

The transaction is subject to customary closing conditions, including regulatory approval from the Federal Energy Regulatory Commission and completion of review by the Committee on Foreign Investment in the United States as well as approval, or a determination that the transaction does not require approval, by the Nuclear Regulatory Commission.

JP Morgan Securities LLC is serving as Duke Energy’s financial advisor. Skadden, Arps, Slate, Meagher & Flom LLP is serving as Duke Energy’s legal advisor. RBC Capital Markets LLC is serving as Brookfield’s financial advisor. Kirkland & Ellis LLP is serving as Brookfield’s legal advisor.

Duke Energy

Duke Energy is executing an ambitious energy transition, keeping customer reliability and value at the forefront as it builds a smarter energy future. The company is investing in major electric grid upgrades and cleaner generation, including natural gas, nuclear, renewables and energy storage.

More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.

Brookfield

Brookfield Asset Management is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management. Brookfield invests client capital for the long term with a focus on real assets and essential service businesses that form the backbone of the global economy. Brookfield offers a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.

Non-GAAP financial Measures

This document includes a reference to Duke Energy’s forecasted adjusted EPS long-term range of annual growth of 5% to 7% through 2029. Forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS from continuing operations available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

This document includes a reference to Duke Energy’s target FFO to Debt ratio. This ratio reflects non-GAAP financial measures. The numerator of the FFO to Debt ratio is calculated principally by using net cash provided by operating activities on a GAAP basis, adjusted for changes in working capital, ARO spend, depreciation and amortization of operating leases, long-term portion of deferred fuel, operating activities allocated to the Duke Energy Indiana minority interest and reduced for capitalized interest (including any AFUDC interest). The denominator for the FFO to Debt ratio is calculated principally by using the balance of long-term debt (excluding purchase accounting adjustments, long-term debt allocated to the Duke Energy Indiana minority interest, and long-term debt associated with the Crystal River Unit 3 Nuclear Plant and Duke Energy Carolinas and Duke Energy Progress Storm Securitizations), including current maturities, operating lease liabilities, plus notes payable, commercial paper outstanding, underfunded pension liability, and adjustments to hybrid debt and preferred stock issuances based on how credit rating agencies view the instruments. Due to the forward-looking nature of expected FFO to Debt ratio, the information to reconcile it to the most directly comparable GAAP financial measure is not available, as management is unable to project special items, as discussed above under Adjusted EPS.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

●	The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and our carbon emission reduction goals, while balancing customer reliability and affordability;

●	State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

●	The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

●	The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

●	The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

●	The impact of extraordinary external events, such as a global pandemic or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

●	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

●	Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

●	Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;

●	Advancements in technology, including artificial intelligence;

●	Additional competition in electric and natural gas markets and continued industry consolidation;

●	The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

●	Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;

●	The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;

●	Operational interruptions to our natural gas distribution and transmission activities;

●	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

●	The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;

●	The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

●	The timing and extent of changes in commodity prices, including any impact from increased tariffs and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

●	The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;

●	Credit ratings of the Duke Energy Registrants may be different from what is expected;

●	Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

●	Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

●	Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

●	The ability to control operation and maintenance costs;

●	The level of creditworthiness of counterparties to transactions;

●	The ability to obtain adequate insurance at acceptable costs and recover on claims made;

●	Employee workforce factors, including the potential inability to attract and retain key personnel;

●	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

●	The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;

●	The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

●	The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

●	The impacts from potential impairments of goodwill or investment carrying values;

●	Asset or business acquisitions and dispositions, including the transactions pursuant to the Investment Agreement, may not be consummated or may not yield the anticipated benefits, which could adversely affect our financial condition, credit metrics, or ability to execute strategic and capital plans; and

●	The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.

Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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